Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Inogen, Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)

Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	225,000 shares	$9.14(4)	$2,117,250.00	0.0001476	$312.51

Total Offering Amounts					$2,117,250.00		$312.51

Total Fee Offsets							—

Net Fee Due							$312.51

(1)

The number of shares represents an aggregate of offer 225,000 shares (the “Shares”) of the Inogen, Inc.’s (the “Company’s”) common stock, par value $0.001 per share (“Common Stock”), issuable upon (i) the vesting of a maximum of 75,000 time-based restricted stock units granted to Michael Bourque, appointed to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, pursuant to an Inducement Award Restricted Stock Unit Agreement – Time-Based, and (ii) the vesting of a maximum of 150,000 shares of performance-based restricted stock units granted to Mr. Bourque pursuant to an Inducement Award Restricted Stock Unit Agreement – Performance-Based, each granted to Mr. Bourque to induce Mr. Bourque to accept employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (collectively, the “Inducement Award Agreements”).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this registration statement will also cover any additional shares of Common Stock that become issuable under the Inducement Award Agreements by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.

(3)	The Registrant does not have any fee offsets.

(4)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $9.14, which is the average of the high and low prices of shares of Common Stock on The Nasdaq Global Select Market (“Nasdaq”) on February 27, 2024 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).